APPENDIX B

                            U S GLOBAL ACCOLADE FUNDS

THE FOLLOWING AUTHORIZED SOURCES ARE TO BE USED FOR PRICING AND FOREIGN EXCHANGE QUOTATIONS, CORPORATE ACTIONS, DIVIDENDS AND RIGHTS OFFERINGS:

                               AUTHORIZED SOURCES

                                    BLOOMBERG
                                 EXTEL (LONDON)
                                  FUND MANAGERS
                           INTERACTIVE DATA CORORATION
                                REPUTABLE BROKERS
                                     REUTERS
                               SUBCUSTODIAN BANKS
                                    TELEKURS
                              VALORINFORM (GENEVA)
                        REPUTABLE FINANCIAL PUBLICATIONS
                                 STOCK EXCHANGES
                        FINANCIAL INFORMATION INC. CARD
                                    JJ KENNY
                                 FRI CORPORATION
                          MERRILL LYNCH PRICING SERVICE
                                     MULLER
                                     BRIDGE

APPROVED:  /S/ SUSAN B. MCGEE     DATE:  2/16/01
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